Exhibit 31.2
CERTIFICATIONS
     I, Robert M. Doyle, certify that:
     1. I have reviewed this Amendment No. 1 to Form 10-K/A of Coinmach Service Corp.;
     2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;
     3. Omitted;
     4. Omitted;
     5. Omitted.
Date: July 27, 2007

/s/ Robert M. Doyle
Robert M. Doyle
Chief Financial Officer

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